Exhibit 10.6

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

1984 BONUS COMPENSATION PLAN

BONUS COMPENSATION STOCK RESTRICTION AGREEMENT

Name Address Address	Account Number: Shares of Bonus Stock: Commencement Date:

BY ACCEPTING THE SHARES OF BONUS STOCK SET FORTH ABOVE, YOU VOLUNTARILY

AGREE TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND IN

THE PLAN, A COPY OF WHICH IS ATTACHED.

THIS BONUS COMPENSATION STOCK RESTRICTION AGREEMENT (“Agreement”) is entered into by and between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (“SAIC” or the “Company”), and the stockholder set forth above (“Stockholder”), who is affiliated with the Company or an Affiliate as an employee or director.

SAIC hereby grants to the Stockholder shares of its Class A Common Stock, $.01 par value per share (“Bonus Stock”). The terms and conditions of the grant of Bonus Stock are set forth in this Agreement and in the Company’s 1984 Bonus Compensation Plan (the “Plan”).

1. DEFINITIONS. The following terms shall have the meanings as defined below. Capitalized terms used herein and not defined shall have the meanings attributed to them in the Plan.

“Affiliate” shall mean: (i) any Subsidiary; and (ii) any other entity in which the Company has an equity interest or significant business relationship and which has been designated as an “Affiliate” by the Committee for purposes of the Plan.

“Article Fourth” shall mean Article Fourth of the Company’s Restated Certificate of Incorporation, as amended.

“Bonus Stock” shall mean the number of shares of SAIC Class A common stock set forth at the beginning of this Agreement that are being provided to Stockholder pursuant to the Plan and the terms and conditions of this Agreement.

“Commencement Date” shall mean the Commencement Date shown at the beginning of this Agreement.

“Committee” shall have the meaning as defined in the Plan.

“Executive Officer” shall mean an executive officer of the Company named pursuant to Section 16 of the Exchange Act of 1934, as amended.

“Permanent Disability” shall mean shall mean the status of disability determined conclusively by the Committee based upon certification of disability by the Social Security Administration or upon such other proof as the Committee may require, effective upon receipt of such certification or other proof by the Committee.

“Plan” shall mean the Company’s 1984 Bonus Compensation Plan.

“Special Retirement” shall mean any of the following: (i) when Stockholder retires after reaching age 59 1/2 and has at least ten (10) years of service with the Company or an Affiliate; (ii) any time after age 59 1/2 when Stockholder’s age plus years of service with the Company or an Affiliate equals at least 70; or (iii) if Stockholder is a director of the Company or an Executive Officer at retirement, when Stockholder retires after reaching the applicable mandatory retirement age, regardless of years of service with the Company.

“Subsidiary” means any company during any period in which it is a “subsidiary corporation” as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, or any successor thereto, with respect to the Company.

“Years of Service” shall be construed in accordance with the use of such term in the Company’s Administrative Policy SH-2, as such policy may be revised from time to time.

2. VESTING SCHEDULE; BONUS STOCK SUBJECT TO REVERSION. Except in the event of death, Permanent Disability or Special Retirement, any unvested shares of Bonus Stock automatically shall revert to the Company without compensation on the date that Stockholder’s affiliation with the Company or any Affiliate as an employee or director terminates, or if Stockholder is an employee or director of an Affiliate and such entity ceases to be an Affiliate, whether by Committee action or otherwise, on the date such entity ceases to be an Affiliate, in accordance with the following vesting schedule:

(a)	Prior to the first-year anniversary of the Commencement Date of this Agreement, all of the Bonus Stock shall be subject to reversion.

(b)	After the first-year anniversary of the Commencement Date, 20% of the Bonus Stock shall be vested and no longer subject to reversion.

(c)	After the second-year anniversary of the Commencement Date, an additional 20% of the Bonus Stock shall be vested and no longer subject to reversion.

(d)	After the third-year anniversary of the Commencement Date, an additional 20% of the Bonus Stock shall be vested and no longer subject to reversion.

(e)	After the fourth-year anniversary of the Commencement Date, the final 40% of the Bonus Stock shall be vested and none of the Bonus Stock shall be subject to reversion.

The Company does not issue fractional shares and if the application of the foregoing vesting schedule results in a fraction of a share being vested, such fractional shares shall be deemed to be subject to reversion, as described below. Stockholder shall not sell, transfer, assign, hypothecate, pledge, grant a security interest in, or in any other way alienate, any of the unvested shares of Bonus Stock subject to reversion, or any interest or right therein.

3. EFFECT OF REVERSION; RETURN OF STOCK CERTIFICATE(S). If shares of Bonus Stock revert in accordance with the terms of this Agreement, such shares automatically shall be deemed to have been transferred to the Company, shall no longer be outstanding and all rights of Stockholder shall terminate immediately with respect to such shares. If the shares of Bonus Stock are held in electronic form, Stockholder agrees that any reverted shares shall be deducted from Stockholder’s account and canceled. If Stockholder holds physical stock certificates, Stockholder agrees in the event of reversion to promptly return the stock certificates(s) representing the reverted shares to the Company. Upon return of such stock certificate(s), the Company will issue the vested shares, if any, to Stockholder in electronic form to the extent that they are not repurchased by the Company pursuant to its right to repurchase as set forth in this Agreement or in Article Fourth. Notwithstanding the foregoing, if Stockholder has not returned such stock certificate(s) within sixty (60) days following the date the Bonus Stock reverted to the Company, in whole or in part, Stockholder hereby appoints the Company or its agents to take all such action needed to effect the cancellation of such stock certificate(s).

4. ACCELERATION OF VESTING UPON DEATH OR PERMANENT DISABILITY. Upon the death or Permanent Disability of the Stockholder: (i) while affiliated with the Company or any Affiliate as an employee or director; or (ii) following a Special Retirement, all of the Bonus Stock shall become fully vested.

5. CONTINUATION OF VESTING UPON SPECIAL RETIREMENT. If Stockholder is a director of the Company or an Executive Officer and Stockholder’s affiliation with the Company or any Affiliate terminates as a result of Stockholder’s Special Retirement, any unvested shares of Bonus Stock shall continue to vest in accordance with the vesting schedule set forth in Section 2 above. If Stockholder is not a director of the Company or an Executive Officer and Stockholder’s affiliation with the Company or an Affiliate terminates as a result of Stockholder’s Special Retirement, unvested shares of Bonus Stock that Stockholder has held at least twelve (12) months prior to the date of Special Retirement shall continue to vest in accordance with the vesting schedule set forth in Section 2 above, and any unvested shares of Bonus Stock that Stockholder did not hold at least twelve (12) months prior to the date of Special Retirement shall revert to the Company, as described in Section 3 above. Notwithstanding anything to the contrary above, all unvested shares of Bonus Stock shall revert to the Company in the event that Stockholder violates the terms of his or her inventions, copyright and confidentiality agreement with the Company or breaches his or her other contractual or legal obligations to the Company.

6. TAX WITHHOLDING. If the Company is required to withhold any federal, state, local or other taxes upon the vesting or any acceleration of vesting of the Bonus Stock, Stockholder agrees that the Company has the right to repurchase a sufficient number of shares of Bonus Stock at the then current Formula Price (as defined in the Plan) to meet the withholding obligation based on the minimum rates required by law. However, the Committee, in its sole and absolute discretion, may permit the Stockholder to satisfy the withholding obligations by cash payment or through payroll deductions in an amount sufficient to meet this obligation at the time of vesting or acceleration of vesting.

7. RIGHTS, RESTRICTIONS AND LIMITATIONS.

(a) Article Fourth. All shares of Bonus Stock issued to Stockholder pursuant to this Agreement are subject to the rights, restrictions and limitations set forth in Article Fourth.

(b) Additional Right of Repurchase. In addition to any other rights the Company may have pursuant to Article Fourth or any Company repurchase deferral program, the Company shall have the right to repurchase all or any portion of the Bonus Stock that vests: (i) after the date that is one hundred eighty (180) days prior to the date of termination of Stockholder’s affiliation with the Company or an Affiliate as an employee, director or consultant; and (ii) during a Special Retirement. The Company’s right to repurchase such Bonus Stock shall begin on the one hundred eightieth (180th) day after the first, second, third and fourth anniversaries of the Commencement Date. The Company shall exercise its right to repurchase within two hundred forty (240) days after a Commencement Date anniversary, by mailing written notice of the number of shares of Bonus Stock that the Company desires to repurchase to Stockholder’s address of record with the Company’s transfer agent. The purchase price for the Bonus Stock shall be the Formula Price (as defined in the Plan) in effect on the Commencement Date anniversary immediately preceding the date on which the Company exercises its right of repurchase. The Company shall pay for such shares in cash, by Company check or via electronic transfer within two hundred seventy (270) days of such Commencement Date anniversary. The Company may exercise its repurchase right on one or multiple Commencement Date anniversary periods with respect to all or any portion of the Bonus Stock.

8. RESTRICTIONS UNDER SECURITIES LAW. All shares of Bonus Stock covered by this Agreement are subject to any restrictions which may be imposed under applicable state and federal securities laws and are subject to obtaining all necessary consents which may be required by, or any condition which may be imposed in accordance with, applicable state and federal securities laws or regulations.

9. INVESTMENT. Stockholder agrees that any and all shares of Bonus Stock acquired hereunder shall be acquired for investment and not for distribution.

10. EMPLOYMENT AT WILL.

(a)	If Stockholder is an employee or consultant of the Company or an Affiliate, such employment or affiliation is not for any specified term and may be terminated by employee or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of the Bonus Stock pursuant to the schedule set forth in Section 2 herein), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon Stockholder any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate Stockholder at will and without regard to any future vesting opportunity that Stockholder may have.

(b)	Stockholder acknowledges and agrees that the right to continue vesting in the Bonus Stock pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee or consultant at the will of the Company or as a director (not through the act of being hired, being granted this Bonus Stock or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Stockholder acknowledges and agrees that such a reorganization could result in the termination of Stockholder’s relationship as an employee or consultant to the Company or an Affiliate, or the termination of Affiliate status of Stockholder’s employer and the loss of benefits available to Stockholder under this Agreement, including but not limited to, the termination of the right to continue vesting the Bonus Stock under this Agreement. Stockholder further acknowledges and agrees that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with Stockholder’s right or the Company’s right to terminate Stockholder’s relationship as an employee or consultant at any time, with or without cause and with or without notice.

11. CAPITAL ADJUSTMENTS. The Formula Price and number of shares of Bonus Stock shall be appropriately adjusted for any increase or decrease in the number of shares of stock which the Company has issued and outstanding resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, reorganization, redesignation, recapitalization or otherwise.

12. INCORPORATION OF BONUS COMPENSATION PLAN. The Bonus Stock granted hereby is granted pursuant to the Company’s 1984 Bonus Compensation Plan, all the terms and conditions of which are hereby made a part hereof and are incorporated herein by reference. In the event of any inconsistency between the terms and conditions contained herein and those set forth in the Plan, the terms and conditions of the Plan shall prevail.

13. MISCELLANEOUS. This Agreement contains the entire agreement of the parties with respect to its subject matter. This Agreement shall be binding upon and shall inure to the benefit of the respective parties, the successors and assigns of the Company, and to the heirs, legatees and personal representatives of Stockholder.

14. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such state’s principles of conflict of laws.

15. NOTICE OF RESTRICTION. The parties agree that any stock certificate(s) issued representing the Bonus Stock granted hereunder shall contain a legend indicating that such stock is subject to the restrictions of this Agreement.

16. ALTERATIONS. Stockholder acknowledges that the acceptance of the shares of Bonus Stock set forth at the beginning of this Agreement constitutes an unequivocal acceptance of this Agreement and any attempted modification or deletion will have no force or effect on the Company’s right to enforce the terms and conditions stated herein.

By accepting the shares of Bonus Stock set forth at the beginning of this Agreement, you agree to all of the terms and conditions set forth above and in the Plan.

Revised 3/2006